UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cvent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)

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Fellow Stockholders:

We are pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Cvent, Inc. to be held on June 10, 2014 at 5:30 p.m. Eastern, at 8200 Greensboro Drive, McLean, Virginia 22102. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

We are also pleased to furnish proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. On or around May 1, 2014, we will mail our stockholders a notice containing instructions on how to access our 2014 Proxy Statement and 2013 Annual Report and vote online. The notice also will include instructions on how you can receive a paper copy of your Annual Meeting materials, including the notice of Annual Meeting, proxy statement and proxy card. If you receive your Annual Meeting materials by mail, the notice of Annual Meeting, proxy statement and proxy card from our Board of Directors will be enclosed. If you receive your Annual Meeting materials via e-mail, the e-mail will contain voting instructions and links to the proxy statement and the annual report on the Internet, both of which are available at www.cvent.com under the caption “Investor Relations”.

At this year’s Annual Meeting, the agenda includes the following proposals:

Proposal	Board Recommendation

Election of Reggie Aggarwal and Kevin Parker as Class I directors	FOR

Ratification of KPMG LLP as our independent registered public accounting firm	FOR

Thank you for your ongoing support of and continued interest in Cvent.

Sincerely,

Reggie Aggarwal
Chief Executive Officer and Chairman of the Board

CVENT, INC.

8180 GREENSBORO DRIVE, SUITE 900

MCLEAN, VIRGINIA 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 10, 2014

Time and Date	5:30 p.m. Eastern on June 10, 2014.

Place	8200 Greensboro Drive, McLean, Virginia 22102

Items of Business

1.      To elect Reggie Aggarwal and Kevin Parker to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2017 and until their respective successors have been elected or appointed;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending 2014; and

3. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on April 11, 2014.

Proxy Materials and Annual Report	We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to stockholders on the Internet.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,

Lawrence J. Samuelson
General Counsel & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 10, 2014:

This Notice of 2014 Annual Stockholders’ Meeting and Proxy Statement, and 2013 Annual Report and Form 10-K are available at http://www.astproxyportal.com/ast/18474.

CVENT, INC.

8180 GREENSBORO DRIVE, SUITE 900

MCLEAN, VIRGINIA 22102

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

The Board of Directors of Cvent, Inc., a Delaware corporation (“Cvent,” the “Company,” “we,” “us,” or “our”), has made these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) which will take place on June 10, 2014 at 5:30 p.m. Eastern, at 8200 Greensboro Drive, McLean, VA 22102.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to all of our stockholders as of April 11, 2014 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice.

What is the purpose of the Annual Meeting?

For stockholders to vote on the following proposals:

•	to elect Reggie Aggarwal and Kevin Parker as Class I directors;

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	to transact any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board recommends that you vote:

•	FOR the election of Reggie Aggarwal and Kevin Parker as Class I directors; and

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket or proof of ownership of our common stock to enter the Annual Meeting. If you are a stockholder of record and received a Notice, your Notice is your admission ticket. If you are a stockholder of record and received a printed copy of our proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the Annual Meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Cvent stock, to:

Cvent, Inc.

8180 Greensboro Drive, Suite 900

McLean, Virginia 22102

Attn: Corporate Secretary

All stockholders also must present a form of government-issued photo identification, such as a driver’s license or passport, in order to be admitted to the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of Cvent common stock at the close of business on the Record Date are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 41,153,958 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Cvent’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered the “stockholder of record” with respect to those shares, and the Notice was sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice and, upon your request, the proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting.

How can I vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

For stockholders who received a Notice by mail about the Internet availability of the proxy materials, you may access the proxy materials and voting instructions over the Internet via the web address provided in the Notice. In order to access this material and vote, you will need the control number provided on the Notice you received in the mail. You may vote by following the instructions on the Notice or on the website.

For stockholders who received a Notice by e-mail, you may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For stockholders who received the proxy materials by mail, you may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form, and mail it in the accompanying pre-addressed envelope. If the prepaid envelope is missing, please mail your completed proxy card to:

Cvent, Inc.

8180 Greensboro Drive, Suite 900

McLean, Virginia 22102

Attn: Corporate Secretary

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern on June 9, 2014. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be cast as votes at the Annual Meeting.

What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

You may still attend the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	written notice to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

What shares can I vote?

You can vote all shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:45 p.m. Eastern, at our principal executive offices at 8180 Greensboro Drive, Suite 900, McLean, Virginia 22102, by contacting the Corporate Secretary of the Company.

How are votes counted? How will abstentions and broker non-votes be treated at the Annual Meeting?

Each holder of common stock is entitled to one vote per share of common stock on each matter properly brought before the Annual Meeting.

Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum, but will not be considered votes properly cast at the Annual Meeting and therefore will have no effect on the voting results. Generally, a “broker non-vote” occurs on a matter when a broker is not permitted to vote on the matter without voting instructions from the beneficial owner and voting instructions are not given. Under the rules of the New York Stock Exchange, without voting instructions from the beneficial owners, brokers will have discretion to vote on proposal 2 but not on proposal 1. Therefore, in order for your voice to be heard, it is important that you vote. We strongly encourage you to vote — every vote is important.

How many shares are required to approve the proposals being voted upon at the Annual Meeting?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Assuming there is a proper quorum of shares represented at the Annual Meeting, the voting requirements for approval of the proposals at the Annual Meeting are as follows:

Proposal	Vote required	Broker discretionary voting allowed?
Election of directors	Plurality of votes cast	No
Ratification of selection of independent auditors	Majority of votes cast	Yes

Could other matters be decided at the Annual Meeting?

At the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Our directors, senior executives or employees, acting without special compensation, may also solicit proxies. Proxies may be solicited by personal interview, mail, electronic transmission, facsimile transmission or telephone. We are required to send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.

Who will count the vote?

Cvent has designated a representative of American Stock Transfer & Trust Company LLC as the Inspector of Election who will tabulate the votes.

How may I obtain Cvent’s Form 10-K and other financial information?

Stockholders can access the 2013 Annual Report, which includes our 2013 Form 10-K, and other financial information on our website at www.cvent.com under the caption “Investors” or on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, current and prospective investors may request a free copy of our 2013 Annual Report, which includes our 2013 Form 10-K, from:

Cvent, Inc.

8180 Greensboro Drive, Suite 900

McLean, VA 22102

Attn: Corporate Secretary

We also will furnish any exhibit to the 2013 Form 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

GOVERNANCE OF THE COMPANY

Our Principles of Corporate Governance

The Board of Directors (the “Board”) has adopted a set of corporate governance guidelines as a framework for the governance of the Company. The Nominating and Governance Committee will regularly review the principles and recommend changes to the Board as appropriate. Our Corporate Governance Guidelines (the “Guidelines”) are available on our website at www.cvent.com under the captions “Investors — Governance — Corporate Governance Guidelines.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

Among other matters, the Guidelines contain the following items concerning the Board:

•	The Board, which is elected by the Company’s stockholders, oversees the performance of the Chief Executive Officer (“CEO”) and other senior management to assure that the best interests of the stockholders are being served. The directors provide insight in the formulation of the long term strategic, financial and organizational goals of the Company and of the plans designed to achieve those goals. In addition, the Board reviews and approves standards and policies to ensure that the Company is committed to achieving its objectives through the maintenance of the highest standards of responsible conduct and ethics and to assure that management carries out their day-to-day operational duties in a competent and ethical manner.

•	The size of the Board is established in accordance with the Company’s Bylaws. The size of the Board may vary based upon the size of the business and the availability of qualified candidates. Board size should facilitate active interaction and participation by all directors. The Board will review from time to time the appropriateness of its size.

•	The Board is divided into three classes, designated as Class I, Class II, and Class III, respectively, with staggered terms of three years each, so that the term of one class expires at each annual meeting of stockholders. Notwithstanding the foregoing, the initial terms of each of the three classes shall expire, respectively, on the first, second, and third stockholders meeting following completion of the Company’s initial public offering.

•	The Board shall appoint the Chairman of the Board (“Chairman”) and CEO positions based upon the Board’s view of what is in the best interests of the Company. The CEO and Chairman may, but need not be, the same person. The Board’s leadership structure is discussed in more detail under “Board Leadership” below.

•	When a director’s principal occupation or business association changes substantially during the director’s tenure on the Board, the director is expected to tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee shall determine whether to accept or reject such offer.

•	Ordinarily, directors may not serve on the boards of more than four public companies so as not to interfere with their service as a director of the Company. Directors should also advise the chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another corporate board.

•

The Board does not believe that arbitrary term limits for directors based on age or years of service are appropriate, as they may sometimes force the Company to lose the contribution of directors who have over time developed increased insight into the Company and its operations. However, a director’s service should not outlast his or her ability to contribute and consequently, the Board does not believe that directors should expect to be renominated continually. Each director’s continued tenure shall be reconsidered at the end of his or her term, taking into account the results of the Board’s most recent self-evaluation, director peer evaluations and the results of voting by stockholders in director elections. It is the Board’s intent to maintain a balance of directors who have longer terms of service and those who have joined more recently.

•	The Board shall have no less than four regularly scheduled meetings each year at which it reviews and discusses leadership continuity, management development, management reports on the performance of the Company, its plans and prospects, as well as more immediate issues facing the Company. The Chairman will set the agenda for each Board meeting. Each director is free to suggest the inclusion of items on the agenda. A representative from the Company’s outside counsel may be invited by the Board, when appropriate, to attend all or a portion of Board meetings. The Board will review the Company’s long-term strategic plans during at least one Board meeting per year.

•	It is the policy of the Board to regularly have separate meeting for independent directors without management. Such meetings should be held following regularly scheduled meetings and at such other times as requested by an independent director. The Chairman or the Lead Independent Director, as is discussed in more detail under “Lead Independent Director” below, shall preside at executive sessions.

•	The Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. The Board will continue to delegate substantial responsibilities to each committee, and each committee should consist solely of independent directors, as defined by the rules of The New York Stock Exchange (“NYSE Rules”), and in the case of the Audit Committee as defined by the rules and regulations of the Securities and Exchange Commission (“SEC Rules”); provided, however, that the Company may avail itself of any phase-in rules applicable to newly-listed companies in connection with an initial public offering. The members of these committees shall also meet the other membership criteria specified in the respective charters for these committees. Additional committees may be formed from time to time as determined by the Board. The Board may also establish and maintain other committees from time to time, as it deems necessary and appropriate.

•	Each committee shall have its own charter, which will set forth the purpose, membership requirements, authority and responsibilities of the committee. Annually, the chair of each committee should review the existing committee charter and determine, in consultation with the rest of the committee, whether any amendments are required. Committee charters should be within the scope of authority granted by the Board and should be approved by the Board. The chair of the committee, in consultation with appropriate members of management and staff, should develop the overall annual agenda to the extent it can be foreseen. In addition, each committee chair should prepare an agenda prior to each committee meeting and should consult with appropriate members of management for additional items which should be included in the agenda. Any committee of the Board is authorized to engage its own outside advisors at the Company’s expense, including legal counsel or other consultants, as required, provided that the committee shall promptly advise the full Board of such engagement.

•	It is anticipated that certain members of management (e.g., the Chief Financial Officer, the General Counsel and Secretary and such other members of the executive staff as the CEO may from time to time designate) will attend Board meetings on a regular basis. Other members of management and staff will attend meetings and present reports from time to time. Specifically, the Board encourages management to schedule managers to be present at Board meetings who can provide additional insight into the items being discussed because of personal involvement in these areas. It is understood that Company personnel and others attending Board meetings may be asked to leave the meeting in order for the Board to meet in executive session.

•

The Compensation Committee should conduct an annual review of director compensation. This review will include input from the Company’s Human Resources department in order to evaluate director compensation compared to other companies of like size in the industry. Any change in

Board compensation should be approved by the full Board. Ownership of stock by the directors is encouraged.

•	The Compensation Committee, in consultation with the full Board, is primarily responsible for CEO succession planning. In addition, it shall monitor succession plans for other key executives. Succession planning can be critical in the event the CEO or other key executives should cease to serve for any reason, including resignation or unexpected disability. The Board believes that establishment of a strong management team is the best way to prepare for an unanticipated executive departure.

•	The formal evaluation of the CEO and the other executive officers should be made in the context of annual compensation review by the Compensation Committee, with appropriate input from other directors, and should be communicated to the CEO by the Chairman of the Board or the Lead Independent Director and the chair of the Compensation Committee.

•	Meetings of the Board shall be designed to provide orientation for new directors to assist them in understanding the Company’s business as well as an introduction to the Company’s senior management. Further, the Company encourages directors to participate in continuing education programs focused on the Company’s business and industry, committee roles and responsibilities and legal and ethical responsibilities of directors.

•	The Board conducts an annual self-evaluation to assess its performance. The Nominating and Governance Committee shall review these guidelines at least annually, and recommend changes to the Board as appropriate.

Board Leadership

Mr. Aggarwal is our founder and currently serves as both Chairman of our Board and our Chief Executive Officer. Our Board believes that the current board leadership structure is appropriate at this time. Four of the five directors are independent, which provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Aggarwal’s in-depth knowledge and understanding of Cvent and the event technology business. Mr. Aggarwal is best positioned to identify strategic priorities, lead critical discussions and execute our strategy and business plans. The Board believes that Mr. Aggarwal’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and partners. Combined with a lead independent director and a significant majority of independent directors, this structure provides independent oversight while avoiding unnecessary confusion regarding the board’s oversight responsibilities and the day-to-day management of business operations. Our board will evaluate Mr. Aggarwal annually in each of his roles. Our board also believes that its lead independent director position effectively balances any risk of concentration of authority that may exist with a combined Chairman/CEO position.

Lead Independent Director

We believe, and our Guidelines provide, that one of our independent directors should serve as a lead independent director at any time when the Chief Executive Officer serves as the Chairman of the Board. Because our Chief Executive Officer, Mr. Aggarwal, is our Chairman, our Board appointed Mr. Bansal to serve as our lead independent director (“Lead Independent Director”). As Lead Independent Director, Mr. Bansal

•	presides over periodic meetings of our independent directors outside the presence of management,

•	serves as a liaison between our Chairman and the independent directors

•	assists the Chairman in setting the board agenda and frequency of meetings, and

•	performs such additional duties as our Board may otherwise determine and delegate.

Director Independence

Our Guidelines include the following provisions concerning director independence:

•	The Board believes that as a matter of policy there should be a majority of independent directors on the Board. Within that policy, the mix of directors should provide a range of expertise and perspective in areas relevant to the Company’s business.

•	A director shall be considered “independent” for purposes of serving on the Board if he or she meets the criteria for independence established by The New York Stock Exchange (“NYSE”). A director shall be considered “independent” for purposes of serving on a Board committee based on the definition of independence used in that committee’s charter, which shall conform to any requirements established for such a committee by the NYSE rules and any applicable SEC rules.

The Board has determined that, except for Mr. Aggarwal as CEO, each of the directors of the Company has no material relationship with the Company and is independent within the meaning of the standards established by the NYSE, as currently in effect. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board also adopted and applied the following standards, which provide that a director will not be considered independent if:

•	the director was employed by the Company, or an immediate family member of the director was employed by the Company as an executive officer;

•	the director or an immediate family member received more than $120,000 per year in direct compensation from the Company, other than Board and committee fees, pensions or other forms of deferred compensation;

•	the director or an immediate family member had specified employment relationships with the Company’s independent auditor;

•	the director or an immediate family member was part of an interlocking directorate in which the director or family member was employed as an executive officer of another company where any of the Company’s executive officers served on the compensation committee;

•	the director is an employee, or an immediate family member is an executive officer, of a company that made payments to, or received payments from, the Company in excess of specified amounts during the preceding three years; or

•	the director or the director’s spouse is an executive officer of a nonprofit organization to which the Company made contributions in excess of specified amounts during the preceding three years.

In evaluating Tony Florence’s and Jeffrey Lieberman’s independence, the Board considered the percentage of the Company’s capital stock held by entities affiliated with New Enterprise Associates and Insight Partners, of which Messrs. Florence and Lieberman are managing directors, respectively. In evaluating Mr. Bansal’s independence, the Board considered the percentage of the Company’s capital stock beneficially owned by him. Under NYSE corporate governance standards, ownership of a significant amount of our stock, by itself, does not constitute a material relationship. After evaluating the facts and circumstances, the Board determined that these relationships were not material and did not preclude independence under the standards outlined above.

All members of the Audit, Compensation, and Nominating and Corporate Governance Committees must be independent directors as defined by our Guidelines. Members of the Audit Committee must also satisfy additional, heightened independence requirements under Securities and Exchange Commission and New York Stock Exchange rules, which provide that Audit Committee members may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company (other than Board and committee fees, pensions or other forms of deferred compensation) and may not be affiliated persons of the Company. The Board determined that all members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors.

Director Elections

The election of directors requires a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

Board and Committee Membership

Our Board of Directors currently has five seats, divided into three classes: Class I (two seats), Class II (one seat) and Class III (two seats). No standing committees of the Board existed prior to our initial public offering in August 2013.

The Board met eight times during 2013. During 2013, each of our directors attended 75% or more of the aggregate of (a) the total number of meetings of the Board held while a director (during the period in which the director served on the Board) and (b) the total number of meetings held by all committees on which the director served (during the period in which the director served on such committees). Our Board has adopted a policy that our directors are strongly encouraged to attend each Annual Meeting of Stockholders.

The table below provides current membership information for the Board and each standing committee of the Board.

Name	Class	Year Current Term Expires	Audit Committee Member		Compensation Committee Member		Nominating and Governance Committee Member
Reggie Aggarwal	I	2014
Sanjeev Bansal	II	2015			X		X	*
Tony Florence	III	2016	X				X
Jeffrey Lieberman	III	2016	X		X	*
Kevin Parker	I	2014	X	*	X

*	Chair

Pursuant to a Voting Agreement dated July 15, 2011, among us and certain holders of our capital stock, Messrs. Florence and Lieberman were originally elected to our board of directors by certain of our stockholders holding the right to designate certain members pursuant to such agreement. Mr. Florence was designated by New Enterprise Associates and its affiliates, and Mr. Lieberman was designated by Insight Venture Management, LLC and its affiliates. Such voting agreement terminated upon the completion of our initial public offering in August 2013.

The Audit Committee

Under the terms of its charter, the Audit Committee meets at least quarterly (with additional meetings as it deems necessary or appropriate) at such times and places as it deems, and reports regularly to the full Board with respect to its activities, including any significant issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements or the performance and independence of the Company’s independent auditor, as applicable. The function of the Audit Committee is primarily one of oversight. The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing and reviewing those financial statements. The Audit Committee is responsible for assisting the board in overseeing the conduct of these activities by management and the independent auditor. The Audit Committee is not responsible for providing any expert or special assurance as to the financial statements or the independent auditor’s work. It is recognized that the members of the Audit Committee are not full time employees of the Company, that it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting review or procedures or to set auditor independence standards, and that each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Audit Committee receives information and (ii) the accuracy of financial and other information provided to the Audit Committee, in either instance absent actual knowledge to the contrary. The Audit Committee:

•	shall (a) be responsible for appointing, retaining, compensating, overseeing, and replacing (where appropriate) the Company’s independent auditors, who shall report directly to the Audit Committee; and (b) have the sole authority to approve the hiring and discharging of the independent auditor, all audit engagement fees and terms and all permissible non-audit engagements with the independent auditor; (c) appoint, retain, compensate, oversee and, where appropriate, replace any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (d) oversee and, at least annually, evaluate the work of the independent auditor or any other any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, which evaluation must include a review and evaluation of the lead partner of the independent auditor; and (e) review, in consultation with the independent auditor, the annual audit plan and scope of audit activities and monitor such plan’s progress;

•	shall (a) review and approve, in advance, the scope and plans for the audits and the audit fees; (b) approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law or regulations and any associated fees; and may (a) delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit and tax services, as long as this pre-approval is presented to the full Audit Committee; and (b) in accordance with applicable law, establish pre-approval policies and procedures for the engagement of independent accountants and any other registered public accounting firm to render services to the Company;

•	shall, at least annually, obtain and review a report by the independent auditor that describes (a) the independent auditor’s internal quality control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any independent audit performed by the independent auditor, and any steps taken to deal with any such issues;

•	shall (a) review and discuss with the independent auditor the written independence disclosures required by the applicable requirements of the Public Company Accounting Oversight Board or other regulatory body; (b) review and discuss with the independent auditor on a periodic basis (not less frequently than on an annual basis) any other relationships or services (including permissible non-audit services) that may affect its objectivity and independence; oversee the rotation of the independent auditor’s lead audit and concurring partners and the rotation of other audit partners, with applicable time-out periods, in accordance with applicable law; and (c) take, or recommend to the Board that it take, appropriate action to oversee the independence of the Company’s outside auditor;

•	shall review and resolve any disagreements that may arise between management and the independent auditor regarding internal control over financial reporting or regarding financial reporting;

•

shall review and discuss the following with management and the independent auditor (as applicable): (a) the scope and timing of the annual audit of the Company’s financial statements; (b) the Company’s annual audited and quarterly unaudited financial statements and annual and quarterly reports on Form 10-K and Form 10-Q, including the disclosures in “Management’s

Discussion and Analysis of Financial Condition and Results of Operations”, and recommend to the Board whether the audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be included in the Company’s Form 10-K; (c) the results of the independent audit and the quarterly reviews, and the independent auditor’s opinion on the audited financial statements; (d) the reports and certifications regarding internal controls over financial reporting and disclosure controls and procedures; (e) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (f) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; (h) any significant changes required or taken in the audit plan; (i) any problems or difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response; and (j) any significant disagreements between management and the independent auditor;

•	shall review and discuss earnings press releases (with particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as corporate policies with respect to financial information and earnings guidance provided to analysts and ratings agencies;

•	shall review and discuss with management and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s guidelines and policies with respect to risk assessment and risk management;

•	shall (a) review and discuss with management and the independent auditor the adequacy and effectiveness of the Company’s internal controls, including any changes, significant deficiencies or material weaknesses in those controls reported by the independent auditor or management and any special audit steps adopted in light of significant control deficiencies, and any fraud, whether or not material, that involves management or other Company employees who have a significant role in the Company’s internal controls; and (b) also review and discuss with management and the independent auditors disclosure relating to the Company’s internal controls, the independent auditor’s report on the Company’s internal control over financial reporting (if applicable) and required management certifications to be included in or attached as exhibits to the Company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q, as applicable;

•	shall review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•	shall (a) review and discuss with management and the independent auditor (i) the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct and Ethics, compliance with the Foreign Corrupt Practices Act of 1977, the UK Antibribery Act of 2010 and similar anticorruption legislation and compliance with export control regulations and (ii) reports regarding compliance with applicable laws, regulations and internal compliance programs; (b) discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or policies; and (c) discuss with the Company’s chief financial officer or senior legal officer any legal matters that may have a material impact on the financial statements or the Company’s compliance procedures;

•	shall oversee procedures established for the receipt, retention and treatment of complaints on accounting, internal accounting controls or audit matters, as well as for confidential and anonymous submissions by the Company’s employees concerning questionable accounting or auditing matters;

•	shall establish and review the Company’s related party transaction policy and review and approve all transactions between the Company and a related person in accordance with the Company’s policies and procedures;

•	shall prepare the report of the Audit Committee that SEC rules require to be included in the Company’s annual proxy statement;

•	shall set hiring policies with regard to employees and former employees of the independent auditor;

•	shall (a) review and discuss the overall objectives, scope, staffing, organizational structure, resources and activities of any internal audit function; (b) review and concur in the appointment or, if applicable, the reassignment or dismissal of the senior internal auditor; and (c) review and discuss with management and any internal auditors the process used in developing any internal audit plan, the scope of any internal audit plan, significant changes in the planned scope of any internal audit plan and the coordination of any internal audit plan with the independent audit; and

•	shall review and discuss reports from the independent auditor concerning (a) all critical accounting policies and practices that the Company will use; (b) all alternative treatments of financial information within generally accepted accounting principles that the auditor has discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor if different from that used by management; (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and (d) other matters required to be communicated to the Audit Committee under generally accepted auditing standards and other legal or regulatory requirements.

The Audit Committee has the authority to retain, at Cvent’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Audit Committee met three times since the IPO in August 2013.

The members of the Audit Committee as of the date of this proxy statement are Messrs. Parker (Chair), Florence and Lieberman.

The Board has determined that each member of the Audit Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange and the Securities and Exchange Commission, that each such member also meets the heightened standards for Audit Committee independence described under the heading “Director Independence” above, and that Mr. Parker is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The report of the Audit Committee is included on page 34. A copy of the Audit Committee Charter is available on our website at www.cvent.com, under the captions “Investors — Governance — Governance Documents.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

The Nominating and Governance Committee

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the Board on matters concerning corporate governance; Board composition; identification, evaluation and nomination of director candidates; Board committee; and conflicts of interest. Specifically, the Nominating and Governance Committee is responsible for:

•	overseeing compliance by the Board and its committees with applicable laws and regulations, including those promulgated by the Securities and Exchange Commission and the exchange listing rules;

•	reviewing and approving the Company’s Code of Business Conduct and Ethics;

•	reviewing and recommending candidates for election to the Board at the annual meeting of stockholders in compliance with the Company’s policies and procedures for consideration of Board candidates;

•	establishing (a) procedures for identifying and evaluating nominees for director; (b) procedures for the submission of candidates for election to the Board (including recommendations by stockholders of the Company); and (c) reviewing the disclosure included in the Company’s proxy statement regarding the Company’s nomination process;

•	making recommendations for continuing education of Board members and management;

•	identifying, considering and recommending candidates to fill new positions or vacancies on the Board;

•	reviewing proposed changes to the Company’s Certificate of Incorporation and Bylaws and making recommendations to the Board;

•	reviewing and making recommendations to the Board regarding the composition and size of the Board and determine the relevant criteria (including any minimum qualifications) for Board membership including issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business, other commitments and the like;

•	recommending to the Board persons to be members of the various Board committees;

•	considering questions of possible conflicts of interest of Board members and of corporate officers;

•	reviewing governance-related stockholder proposals and recommending Board responses;

•	reviewing actual and potential conflicts of interest of Board members and corporate officers, other than related party transactions reviewed by the Audit Committee, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity;

•	periodically reviewing the charter and composition of each Board committee and making recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees;

•	developing and reviewing annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with, recommending changes to the Board as necessary;

•	determining the manner in which stockholders may send communications to the Board (as a whole or individually), as well as the process by which stockholder communications will be relayed to the Board and what the Board’s response, if any, should be;

•	periodically reviewing its own charter and processes; and preparing an annual performance evaluation of the Committee; and

•	overseeing the Board evaluation process including conducting periodic evaluations of the performance of the Board as a whole and each Board committee and evaluating the performance of Board members eligible for re-election.

The Nominating and Corporate Governance Committee has the authority to retain, at the Company’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

The Nominating and Governance Committee met one time since the IPO in August 2013.

The members of the Nominating and Governance Committee as of the date of this proxy statement are Messrs. Bansal (Chair) and Florence.

The Board has determined that each member of the Nominating and Governance Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.

A copy of the Nominating and Governance Committee Charter is available on our website at www.cvent.com, under the captions “Investors — Governance — Governance Documents.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

The Nominating and Governance Committee is responsible for recommending candidates for election to the Board and believes that director candidates should have certain minimum qualifications and should review issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, understanding of the Company’s business, other commitments and the like, and the composition of the Board in the context of recommending a slate of directors for stockholder approval. The Corporate Governance and Nominating Committee do not have a formal policy with respect to diversity; however, the Board and the Corporate Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. Candidates must make a commitment to devote the time necessary to be active on the Board and have the desire and ability to work collegially and as a team with the Board and senior management. Pursuant to our Guidelines, the Nominating and Governance Committee considers the number of other boards on which the candidate serves.

The Nominating and Governance Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through current and former Board members, management, professional search firms (to whom we pay a fee), stockholders or other persons. The Nominating and Governance Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above. The Nominating and Governance Committee and the Board also evaluate the Board’s collective qualifications (including diversity) as part of the Board’s annual self-evaluation process. Additional information about the skills and qualifications of our current directors is set forth on pages 28 to 30.

The Nominating and Governance Committee may, in the future, retain, a third-party search firm to assist in identifying and evaluating potential nominees for the Board. The Nominating and Governance Committee will also consider candidates for director recommended by our stockholders. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidates name and qualifications for Board membership and should be addressed to the Nominating and Governance Committee, care of our Corporate Secretary, at Cvent, Inc., 8180 Greensboro Drive, Suite 900, VA 22102. Properly submitted candidates who meet the criteria outlined above will be evaluated by the Committee in the same manner as candidates recommended by other sources.

In addition, our bylaws permit stockholders to nominate individuals for election at annual stockholder meetings and to solicit proxies in favor of such nominees. The process for nominating directors in accordance with our bylaws is discussed below under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.”

The Compensation Committee

Under the terms of its charter, the Compensation Committee is to (a) provide oversight of the Company’s compensation policies, plans and benefits program; (b) assist the Board in discharging its responsibilities relating to (i) oversight of the compensation of the CEO and other executive officers (including officers reporting under Section 16 of the Securities and Exchange Act of 1934), and (ii) approving and evaluating the executive officer compensation plans, policies and programs of the Company; and (c) assist the Board in administering the Company’s equity compensation plans for its employees. The Compensation Committee is specifically responsible for:

•	the use of compensation to align the interests of the executive officers with the long-term interests of the Company’s stockholders, thereby incentivizing management to increase stockholder value,

by annually reviewing and approving for the CEO and the executive officers of the Company: (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) any employment agreement, severance arrangement and change in control agreement or provision, (e) any signing bonus or payment of relocation costs and (f) any other significant benefits, compensation or arrangements not available to employees generally;

•	reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the executive officers of the Company, evaluating performance in the light thereof, and considering factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals;

•	acting as Administrator of the Company’s equity compensation plans for its employees, providing oversight of the Company’s overall compensation plans and benefits programs, and making recommendations to the Board with respect to improvements or changes to such plans or the adoption of new plans when appropriate;

•	reviewing and discussing with management the risks arising from the Company’s compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on the Company;

•	evaluating (a) director compensation, consulting with outside consultants and/or with the finance department when appropriate, and making recommendations to the Board regarding director compensation; and (b), on a periodic basis, the competitiveness of (i) the compensation of the CEO and the executive officers of the Company and (ii) the Company’s overall compensation plans;

•	engaging consultants and advisors at the expense of the Company to assist the Compensation Committee as it deems necessary in the performance of its functions; and being directly responsible for the appointment, compensation and oversight of the work of any consultants and advisors retained by the Compensation Committee and complying with any applicable requirements relating to the independence of such consultants or advisors;

•	reviewing and making recommendations to the Board with respect to the directors’ equity grants under the Company’s equity incentive plans, including the 2013 Equity Incentive Plan and any proposed amendments thereto, subject to obtaining stockholder approval of any amendments as required by applicable law or the listing standards; and reviewing and recommending to the Board for approval any equity award granting policy;

•	consulting with the executive officer(s) and, when appropriate, with outside consultants to assist in the evaluation of executive officer compensation and approving the consultants’ fees and other retention terms;

•	reviewing and discussing with management the Company’s “Compensation Discussion and Analysis” included in the Company’s annual proxy statement, as applicable, and producing a report on executive compensation for inclusion in the Company’s annual proxy statement that complies with the rules and regulations of the SEC and any other applicable rules and regulations;

•	assessing the results of the Company’s most recent advisory vote on executive compensation, and considering and recommending to the Board the frequency of the Company’s advisory vote on executive compensation;

•	reviewing periodically the succession planning for the Chief Executive Officer and other executive officers, reporting its findings and recommendations to the Board of Directors, and working with the Board of Directors in evaluating potential successors to these executive management positions;

•	periodically reviewing its charter and processes, and recommending any proposed changes to the Board; and

•	preparing an annual performance evaluation of the Compensation Committee.

The Compensation Committee has the authority to retain, at Cvent’s expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Compensation Committee met two times since the IPO in August 2013.

The members of the Compensation Committee as of the date of this proxy statement are Messrs. Lieberman (Chair), Bansal and Parker.

The Board has determined that each member of the Compensation Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange, and that each such member also meets the heightened standards for Compensation Committee independence described under the heading “Director Independence” above.

In addition, as required by the Compensation Committee Charter, all members of the Compensation Committee meet the additional requirements necessary to qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

A copy of the Compensation Committee Charter is available on our website at www.cvent.com, under the captions “Investors — Governance — Governance Documents.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

Executive Sessions

Cvent’s independent directors will regularly meet in executive session without management present. Such meetings will be held following regularly scheduled meetings and at such other times as requested by an independent director. Our lead director, Mr. Bansal, chairs these executive sessions. The independent directors did not met in executive session in 2013.

Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We are designing and implementing processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while, our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes being designed and implemented by management are appropriate and functioning as designed.

Our Board believes that open communication between management and the Board is essential for effective risk management and oversight. Our Board meets with our CEO and other members of the senior management team at quarterly board meetings, where, among other topics, they discuss strategy and risks facing the Company.

While our Board is ultimately responsible for risk oversight, our board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The Audit Committee also reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks. Further, the Audit Committee monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting, liquidity risk, and risk arising out of related party transactions. The Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, the Board reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

The Board’s allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company.

Communications with Directors

Stockholders and other interested parties may communicate with the Board by writing in care of the Corporate Secretary, Cvent, Inc., 8180 Greensboro Drive, Suite 900, McLean, Virginia 22102. Communications intended for a specific director or directors, including the lead director or the independent directors as a group, should be addressed to the attention of the relevant individual(s) in care of the Corporate Secretary at the same address. Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board’s attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any such correspondence.

Code of Business Conduct

Our Board has adopted a Corporate Code of Business Conduct and Ethics (the “Code”) applicable to all of our directors, senior executives, employees and contractors providing services to or on behalf of the Company.

The Code embodies general principles such as compliance with laws; no discrimination or harassment; ensuring a safe and healthy workplace; avoidance of conflicts of interest; ensuring full, fair, accurate, timely and understandable disclosure in our public reports and communications; maintenance of accurate and timely financial and business records; safeguarding of the Company’s assets; and working with customers, suppliers and governments. All directors, senior executives, employees and contractors are obligated to report violations and suspected violations of the Code in accordance with the reporting procedures described in the Code.

Our Code is available on our website at www.cvent.com under the captions “Investors — Governance — Governance Documents.” We intend to disclose on this website any amendments to the Code or grants of waivers from provisions of the Code that require disclosure under applicable Securities and Exchange Commission rules. A free printed copy is available to any stockholder who requests it from us at the address on page 4.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Lieberman, Bansal and Parker. No member of the 2013 Compensation Committee has been an officer or employee of Cvent or any of our subsidiaries at any time. None of our senior executives serves as a member of the board of directors or compensation committee of any other company that has one or more senior executives serving as a member of our Board or our Compensation Committee.

COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning compensation for the following persons: (i) all persons serving as our principal executive officer during 2013 and (ii) up to two of the most highly compensated of our other executive officers who received compensation during 2013 of at least $100,000 and who were executive officers on December 31, 2013. We refer to these persons as our “named executive officers” elsewhere in this proxy statement. The following table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		Non-equity Incentive Plan Compensation		All Other Compensation ($)	Total ($)
Reggie K. Aggarwal President and Chief Executive Officer	2013 2012	$384,097 365,796	$101,871 97,020	— —		— —		— —	$485,968 462,816

Charles V. Ghoorah Executive Vice President of Sales and Marketing	2013 2012	237,038 225,750	46,305 44,100	— —		$154,045 148,815	(2) (2)	— —	437,388 418,665

Peter L. Childs Chief Financial Officer	2013 2012	320,011	83,500	$823,752	(1)	—		—	1,227,263

(1)	The amounts reported represent the aggregate fair value of the stock options awarded to the named executive officer at the date of grant calculated in accordance with FASB Accounting Standards Codification Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in note 8 to our audited consolidated financial statements included in our annual report on Form 10-K filed on March 21, 2014.
(2)	Amounts represent annual performance incentive payments, or prorated portions, awarded by our board of directors.
(3)	Mr. Childs was not a named executive officer in 2012 and his compensation information was not otherwise disclosed during that period.

Outstanding Equity Awards at December 31, 2013

The following table shows outstanding option awards held by the named executive officers as of December 31, 2013. No named executive officer held unvested stock awards as of December 31, 2013.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Shares of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares of Stock that Have Not Vested ($)
Name	Exercisable	Unexercisable
Reggie K. Aggarwal	—	—		—	—	212,126	(2)	$7,719,265	—	—
Charles V. Ghoorah	80,436	92,935	(3)	$1.80	03/11/2021	—		—	—	—
Peter L. Childs		162,500	(4)	9.00	01/08/2023	—		—	—	—

(1)

Market value of shares of stock that have not vested is computed based on $36.39 per share, which was the closing price of our common stock as reported on the New York Stock Exchange on December 31, 2013.

(2)	This award was an option award that was amended to include an early exercise feature. In June 2012, Reggie K. Aggarwal effected the early exercise feature. As a result, Mr. Aggarwal owns the shares represented by this option, subject to our right of repurchase. This right of repurchase lapsed as to 212,125 shares on February 1, 2013. The right of repurchase will lapse as to an additional 106,063 shares and 106,063 shares on February 1, 2014 and 2015, respectively, in each case subject to Mr. Aggarwal’s continued service as of each such date.
(3)	46,468 of the shares subject to this option shall vest on February 1, 2014 and 46,467 of the shares subject to this option shall vest February 1, 2015, in each case subject to Mr. Ghoorah’s continued service as of each such date.
(4)	121,875 of the shares subject to this option shall vest on November 5, 2015 and 40,625 of the shares subject to this option shall on vest November 5, 2016, in each case subject to Mr. Childs’s continued service as of each such date.

Potential Payments upon Termination or Change-In-Control

Potential Payments upon Change-In-Control

We believe that it is important to protect our named executive officers in the event of a change in control transaction involving our company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change in control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interest of our stockholders. As a result of these considerations by our board of directors, our option agreements with our named executive officers provide for certain vesting benefits in connection with a change in control of our Company.

We are party to option agreements with each of our named executive officers that provide for certain vesting benefits in connection with a change in control of our Company. The key terms of our arrangements upon a change in control for these named executive officers are as follows:

Name	Value of Options Accelerated Upon a Change-in-Control		Value of Options Accelerated Upon a Change-in-Control and Termination of Employment within Six Months Thereafter
Reggie K. Aggarwal	$2,568,065	(1)(2)	$2,568,065	(1)(2)
Charles V. Ghoorah	$1,125,109	(1)(2)	$1,125,109	(1)(2)
Peter L. Childs	$—	(3)	$4,450,875	(1)(3)

(1)	Amounts included in the table for stock option acceleration are calculated as the difference between an assumed fair market value of $36.39 per share of our common stock, the closing price of our common stock as reported by the New York Stock Exchange on December 31, 2013, and the exercise price of the option, multiplied by the number of accelerated shares.
(2)	Messrs. Aggarwal and Ghoorah are both subject to agreements whereby 35% of the then-unvested shares of stock subject to their respective options granted on March 11, 2011, each with an exercise price of $1.80 per share, accelerate upon a change in control. Assuming a change of control on December 31, 2013, the unvested shares subject to acceleration were as follows:

Name	Unvested Shares Subject to Option Accelerated
Reggie K. Aggarwal	74,243
Charles V. Ghoorah	32,527
(3)

Mr. Childs is subject to an agreement whereby he shall receive the greater of $387,500 or acceleration of 100% of the then-unvested 162,500 shares of stock subject to his option, which has an exercise price of $9.00 per share, upon a change in control whereby he is also terminated within six months of such occurrence. Termination for the purposes of this provision of Mr. Childs’s agreement includes a material diminution in his duties, salary or in connection with a liquidation of the company.

For purposes of these agreements, “change-in-control” means a change in ownership of our company that occurs on the date that any one person, or more than one person acting as a group, acquires, in a single transaction or a series of related transactions, ownership of our capital stock that, together with our capital stock held by such person, or more than one person acting as a group, constitutes more than 50% of the total voting power of our capital stock, except that any change in ownership of our capital stock as a result of a private placement of our capital stock that is approved by our board of directors will not be considered a change in control unless our board of directors affirmatively determines that such private placement shall be considered a change in control.

Potential Payments upon Termination

Mr. Childs is subject to an agreement whereby a pre-determined amount of unvested shares of stock subject to his option, which has an exercise price of $9.00 per share, accelerates in connection with his termination. If we terminate him (unless termination in due to cause beyond a reasonable doubt, or “cause”), the vesting schedule associated with his 162,500 shares subject stock options will change such that 50% of the shares subject to the option shall have been deemed to have vested on November 5, 2014. As of December 31, 2013, if Mr. Childs was terminated without cause, he would not receive additional acceleration of any shares.

Benefit Plans

We provide equity based compensation awards to employees and non-employees and directors for the purpose of providing an effective means for attracting, retaining and motivating directors, officers and key employees and to provide them with incentives to enhance the Company’s growth and profitability. Prior to our IPO in August 2013, these awards were provided under the 1999 Plan. Subsequent to our IPO, the 1999 Plan was replaced by the 2013 Plan.

2013 Plan

On July 5, 2013, our board of directors adopted a 2013 Equity Incentive Plan (or the “2013 Plan”), which was approved by our stockholders on July 25, 2013. The 2013 Plan was effective upon the effective date of our IPO, August 8, 2013. The 2013 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to employees and any parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to employees, directors and consultants of the Company and its subsidiaries. The 2013 Plan is administered by our board of directors or the compensation committee of our board of directors, including the ability to determine the terms of awards and the authority to amend existing awards. The 2013 Plan will automatically terminate in 2023, unless terminated sooner by the plan administrator.

The 2013 Plan generally includes the following provisions relative to the awards available for grant under the plan:

Stock Options. The exercise price of options granted under the 2013 Plan must at least be equal to the fair market value per share of our common stock on the date of grant. Upon termination, vested options are generally exercisable for three months, but in no event exercisable after the term of the option, which is generally ten years. Option awards have various terms and vest at various times from the date of grant, with most options vesting in tranches generally over four years.

Restricted Stock Units. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of restricted stock units, including the vesting and the form and timing of payment.

Other Key Provisions. All non-employee directors are eligible to receive all types of awards (except for incentive stock options) under the 2013 Plan and generally, awards are not transferable. In the event of a merger or change in control, as defined under the 2013 Plan, if a successor corporation does not assume or substitute an equivalent award for any outstanding award under the 2013 Plan, then such outstanding award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, for a specified period.

As of December 31, 2013, awards granted under the 2013 Plan consisted of stock options and restricted stock units. There were no other grants of any other award types under the plan.

The shares to be reserved for issuance under the 2013 Plan also include shares returned to the 1999 Plan as the result of expiration or termination of awards up to a maximum of 4,600,000. The number of shares available for issuance under the 2013 Plan will also include an annual increase on the first day of each fiscal year beginning in 2014, equal to the least of:

•	4,000,000 shares;

•	5% of the outstanding shares of our common stock as of the last day of our immediately preceding year; or

•	such other amount as our board of directors may determine.

At December 31, 2013, there were 4,921,792 shares available for us to grant under the 2013 Plan. On January 1, 2014, the shares available for issuance increased 2,010,384 pursuant to the automatic share reserve increase provision under the 2013 Plan.

1999 Plan

Our board of directors adopted a stock incentive plan (the “1999 Plan”). In August 1999, and our stockholders approved it in March 2000. The 1999 Plan was amended in July 2011. Our 1999 Plan was terminated on August 8, 2013, and no further awards may be granted thereunder. All outstanding awards will continue to be governed by their existing terms.

Prior to our IPO, the 1999 Plan provided for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options and restricted stock and stock appreciation rights to employees, directors and consultants and any parent and subsidiary corporations’ employees and consultants.

Authorized Shares. On August 8, 2013, the date of effectiveness of the registration statement for our initial public offering, we ceased using the 1999 Stock Plan to grant new equity awards, and we began using our 2013 Equity Incentive Plan for grants of new equity awards. Accordingly, as of September 30, 2013, no shares were available for future grant under the 1999 Stock Plan. However, our 1999 Stock Plan will continue to govern the terms and conditions of outstanding awards granted thereunder. As of December 31, 2013, we reserved a total of 3,225,388 shares of our common stock for issuance pursuant to outstanding, unexercised options previously granted under the 1999 Stock Plan.

Plan Administration. Our board of directors or the compensation committee of our board of directors administers our 1999 Plan. Subject to the provisions of our 1999 Plan, the administrator has the power to interpret and administer our 1999 Plan and any agreement thereunder and to determine the terms of awards (including the recipients), the number of shares subject to each award, the exercise price (if any), the fair market value of a share of our common stock, the vesting schedule applicable to the awards together with any vesting acceleration and the terms of the award agreement for use under our 1999 Plan. The administrator may, at any time, authorize the issuance of new awards for the surrender and cancellation of any outstanding award with the consent of a participant.

Transferability of Awards. Our 1999 Plan generally does not allow for the transfer of awards, and only the recipient of an award may exercise such an award during his or her lifetime.

Certain Adjustment. In the event of certain changes in our capitalization, the number of shares reserved under our 1999 Plan, the exercise prices of and the number of shares subject to outstanding options, and the purchase price of and the numbers of shares subject to outstanding awards will be proportionately adjusted, subject to any required action by our board of directors.

Amendment, Termination. Our board of directors may amend our 1999 Plan at any time, provided that such amendment does not impair the rights under outstanding awards without the award holder’s written consent, except to the extent that such amendment is required or desirable so that any award intended to qualify as an incentive stock option complies with the Code or any rule or regulation promulgated or proposed thereunder.

Director Compensation

None of our non-employee directors was compensated for service on the board of directors prior to July 2013. In July 2013, we adopted a non-employee director compensation policy that became effective upon the closing of our IPO in August 2013. Under that policy:

•	Initial Equity Award. Each person who first becomes a non-employee director will be granted an award of restricted stock units with a target value of $100,000.

•	Annual Equity Award. Each non-employee director may be granted an award of equity on the date of the annual meeting of stockholders.

•	Annual Cash Retainer. Each non-employee director will receive an annual cash retainer of $35,000.

•	Audit Committee Chairperson Retainer Fee. Any non-employee director serving as the chairperson of the audit committee will receive an annual cash retainer of $25,000.

•	Committee Member Fee. Each non-employee director serving as a member of the audit, compensation or nominating and governance committee will receive an annual cash retainer of $5,000.

For the purposes of this policy, none of Messrs. Bansal, Florence or Lieberman shall be deemed to be a non-employee director, until they no longer directly or indirectly beneficially own 5% or more of the outstanding shares of our capital stock. Accordingly, none of these three directors will be compensated for service on the board of directors unless and until their beneficial ownership falls below this percentage level.

We also reimburse director expenses for attending meetings of the board of directors.

The following table sets forth information regarding the compensation earned for service on our board of directors during the year ended December 31, 2013 by our directors who were not also our employees. Reggie K. Aggarwal, our President and Chief Executive Officer, is also a director but does not receive any additional compensation for his services as a director. Mr. Aggarwal’s compensation as an executive officer is set forth elsewhere in this proxy statement at “Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Sanjeev K. Bansal	—	—	—	—
Tony Florence	—	—	—	—
Jeffrey Lieberman	—	—	—	—
Kevin T. Parker	$24,728	$100,000	—	$124,728

(1)	The amounts reported represent the aggregate fair value of the restricted stock units awarded to the named director at the date of grant calculated in accordance with FASB Accounting Standards Codification Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in note 8 to our audited consolidated financial statements included in our annual report on Form 10-K filed on March 21, 2014.

The table below shows the aggregate number of option and stock awards outstanding for each of our non-employee directors as of December 31, 2013:

Name	Shares Subject to Option	Stock Awards Subject to Restriction
Sanjeev K. Bansal	—	—
Tony Florence	—	—
Jeffrey Lieberman	—	—
Kevin T. Parker	—	5,555	(1)

(1)	All restricted stock units held subject to forfeiture until July 5, 2014 pursuant to a restricted stock award granted on October 18, 2013.

Limitations on Director and Officer Liability and Indemnification

Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to our certificate of incorporation and our bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. Our bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation of liability and indemnification provisions contained in our certificate of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. There is no pending litigation or proceeding involving one of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

COMPENSATION RISK

Our compensation programs are designed to balance risk and reward in relation to the Company’s overall business strategy. Our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management, and based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013 about the securities authorized for issuance under our equity compensation plans, consisting of our Stock Incentive Plan (the “1999 Plan”) and our 2013 Equity Incentive Plan (the “2013 Plan”). All of our equity compensation plans were adopted with the approval of our stockholders.

Plan Category

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders(1)	3,631,272	(2)	$5.78	(2)	4,921,792
Equity compensation plans not approved by stockholders
Total	3,631,272		$5.78		4,921,792

(1)	Our 2013 Plan provides that on January 1 of each fiscal year commencing in 2014, the number of shares authorized for issuance under the 2013 Plan is automatically increased by a number equal to the lesser of (i) four million (4,000,000) shares, (ii) five percent (5%) of the outstanding shares of common stock as of the last day of our immediately preceding year, or (iii) such other amount as our Board may determine. On January 1, 2014, the shares available for issuance increased 2,010,384 pursuant to this automatic share reserve increase provision.
(2)	Includes 318,369 shares of common stock underlying options that were exercised prior to vesting pursuant to an early exercise feature. Excludes 7,555 shares of common stock underlying restricted stock units issued to our non-management directors and employees.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 11, 2014 for:

•	each beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

Applicable percentage ownership is based on 41,153,958 shares of common stock outstanding at April 11, 2014. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of such person or entity, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of April 1, 2014. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Named Executive Officers and Directors	Number of Shares		Percent of Shares Outstanding
Reggie K. Aggarwal	4,299,900	(1)	10.4%
Charles V. Ghoorah	1,263,779	(2)	3.1%
Peter L. Childs	5,500		*
Sanjeev K. Bansal	2,805,758	(3)	6.8%
Tony Florence	5,996,212	(4)	14.6%
Jeffrey Lieberman	7,154,727	(5)	17.4%
Kevin T. Parker	—	(6)	*
All executive officers and directors as a group (10 persons)	23,227,396		56.6%
Other Principal Stockholders:
Entities affiliated with Insight Venture Management, LLC	7,154,727	(5)	17.4%
Entities affiliated with New Enterprise Associates, Inc.	5,996,212	(4)	14.6%
FMR LLC	4,259,219	(7)	10.4%

*	Represents beneficial ownership of less than one percent (1%).
(1)	Includes (i) no shares subject to options that are immediately exercisable or exercisable within 60 days of the Beneficial Ownership Date; (ii) 106,062 shares held subject to a right of repurchase held by the Company pursuant to early exercise option agreements; (iii) 1,331,975 shares held by the Reggie Aggarwal Grantor Retained Annuity Trust (2011), of which Mr. Aggarwal is the sole trustee and has voting and investment control; and (iv) 1,135,571 shares held by the Reggie and Dharini Aggarwal Irrevocable Trust (2011), of which Dharini Aggarwal and Sanjeev Aggarwal are co-trustees and share voting and investment control.
(2)	Includes (i) 126,904 shares subject to options that are immediately exercisable or exercisable within 60 days of the Beneficial Ownership Date; and (ii) 127,500 shares held by the Charles V. Ghoorah Irrevocable Trust (2013), of which Robert Ghoorah and Karen Ghoorah are co-trustees and share voting and investment control.
(3)	Includes (i) no shares subject to options that are immediately exercisable or exercisable within 60 days of the Beneficial Ownership Date; (ii) 272,522 shares held by the Sanjeev K. Bansal Grantor Retained Annuity Trust, of which Mr. Bansal is the sole trustee and has voting and investment control; and (iii) 45,000 shares held by the Bansal Foundation, of which Mr. Bansal is the trustee and has voting and investment control.
(4)

Consists of 5,994,106 shares of common stock held of record by New Enterprise Associates 13, L.P. (“NEA 13”) and 2,106 shares of common stock held of record by NEA Ventures 2011, L.P. (“Ven 2011”). NEA Partners 13, L.P. (“NEA Partners 13”) is the sole general partner of NEA 13, and NEA 13 GP, LTD (“NEA 13 LTD”) is the sole general partner of NEA Partners 13. The individual Directors (collectively, the “Directors”) of NEA 13 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna “Kittu” Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller.

The Directors share voting and dispositive power with regard to the shares directly held by NEA 13. Karen P. Welsh, the general partner of Ven 2011, shares voting and dispositive power with regard to the shares held by Ven 2011. The principal business address of the entities affiliated with New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(5)	Consists of (i) 4,686,647 shares owned by Insight Venture Partners VII, L.P.; (ii) 2,063,160 shares owned by Insight Venture Partners (Cayman) VII, L.P.; (iii) 108,475 shares owned by Insight Venture Partners VII (Co-Investors), L.P.; and (iv) 296,445 shares owned by Insight Venture Partners (Delaware) VII, L.P. Insight Holdings Group, LLC (“Holdings”) is the sole shareholder of Insight Venture Associates VII, Ltd. (“IVA Ltd”). IVA Ltd is the general partner of Insight Venture Associates VII, L.P. (“IVP LP”), which is the general partner of Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners (Delaware) VII, L.P. and Insight Venture Partners VII (Co-Investors), L.P. (collectively, “Fund VII”). Each of Jeffrey Horing, Deven Parekh and Peter Sobiloff is a member of the board of managers of Holdings. Because Messrs. Horing, Parekh and Sobiloff are members of the board of managers of Holdings, Holdings is the sole shareholder of IVA Ltd and IVA LP is the general partner of Fund VII, Messrs. Horing, Parekh and Sobiloff have voting and dispositive power over the Cvent shares noted below. The foregoing is not an admission by Holdings, IVA Ltd or IVA LP that it is the beneficial owner of the shares held by Fund VII. The principal business address of the entities affiliated with Insight Venture Management, LLC is c/o Insight Venture Partners, 680 Fifth Avenue, 8th Floor, New York, NY 10019.
(6)	Mr. Parker holds 5,555 restricted stock units, subject to forfeiture until July 5, 2014.
(7)	Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on March 10, 2014 by FMR, LLC (“FMR”). According to its Schedule 13G filing, FMR has sole dispositive power with respect to 4,259,219 shares of our common stock and sole voting power with respect to 389,666 shares of our common stock. The business address of FMR is 245 Summer Street, Boston, MA 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, senior executives and beneficial owners of greater than 10 percent of our common stock (the “Reporting Persons”) to file reports of holdings and transactions in Cvent common stock with the SEC and the New York Stock Exchange.

Based solely on these reports and other information provided to us by the Reporting Persons, we believe that all Reporting Persons timely filed the required reports during fiscal year 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

In connection with our August 2013 initial public offering, our board of directors adopted a related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. Related persons include any executive officer, director, nominee for director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons. Related person transactions refers to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person, in each case subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

The policy provides that in any related person transaction, our audit committee and board of directors shall consider all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s independence; the risks, costs and benefits of the transaction to us; and whether any alternative transactions or sources for comparable services or products are available. After considering all such facts and circumstances, our audit committee and board of directors shall determine whether approval or ratification of the related person transaction is in our best interests. For example, if our audit committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our board of directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations or New York Stock Exchange listing requirements. The policies and procedures described in the foregoing for reviewing and approving related person transactions are not expected to be in writing. However, the charter for our audit committee provides that one of the committee’s responsibilities is to review and approve in advance any proposed related person transactions.

Any related party transactions that were entered into prior to the adoption of our audit committee charter and the foregoing policy in August 2013 was approved by disinterested members of our board of directors after making a determination that the transaction was executed on terms no less favorable than those we could have obtained from unrelated third parties unless otherwise indicated.

Transactions and Relationships with Directors, Officers and 5% Stockholders

Other than the (a) compensation arrangements described above under “Compensation—Executive Compensation” or “Compensation—Director Compensation” and (b) indemnification agreements with our directors and officers described above under “Limitations on Director and Officer Liability and Indemnification”, since January 1, 2013 we have not entered into any agreement in which a related party had or will have a direct or indirect material interest in an amount that exceeded or will exceed $120,000. For the purposes of the previous sentence, a “related party” is any director, nominee for director, executive officer or holder of more than five percent of our common stock, or any member of the immediate family of or entities affiliated with any of them.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1 — Election of Class I Directors

Our Board of Directors currently has five seats, divided into three classes: Class I, Class II and Class III. Our Class I directors are Reggie Aggarwal and Kevin Parker, and their terms end at this Annual Meeting. Our Class II director is Sanjeev Bansal, and his term ends at the Annual Meeting of Stockholders in 2015. Our Class III directors are Tony Florence and Jeffrey Lieberman, and their terms end at the Annual Meeting of Stockholders in 2016.

Each nominee for Class I director will, if elected, continue in office until our Annual Meeting of Stockholders in 2017 and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement. The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be cast against any of the nominees. Under SEC rules, proxies cannot be voted for a greater number of persons than the number of nominees named.

Each nominee has consented to be named as a nominee in this proxy statement and to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupations and certain other information about the nominees and the additional members of our Board (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below.

The Board of Directors unanimously recommends a vote FOR the election of Messrs.  Aggarwal and Parker as Class I directors.

BOARD OF DIRECTORS

Name and Age as of April 1, 2014	Position, Principal Occupation, Business Experience and Directorships
Reggie Aggarwal Age: 44	Reggie K. Aggarwal is the founder of our company and has served as our President, Chief Executive Officer and the Chairman of our board of directors since our inception in 1999. Mr. Aggarwal received a bachelor of science degree from the University of Virginia, a juris doctor degree from Washington and Lee University and a master of laws degree from Georgetown University. The board of directors believes that Mr. Aggarwal’s knowledge of our company as our founder allows him to make valuable contributions to the board of directors.

Sanjeev Bansal Age: 48	Sanjeev K. Bansal has served as a director of our company since November 1999. Mr. Bansal has served as chief executive officer of Hunch Analytics since November 2013. Prior to founding Hunch Analytics, Mr. Bansal served in various executive leadership positions with MicroStrategy Incorporated from 1990 to 2013. He held the titles of executive vice president from 1993 to 2013 and chief operating officer from 1994 to 2012, and served as a member of MicroStrategy Incorporated’s board of directors from 1997 to 2013. Mr. Bansal served as the vice chairman of the MicroStrategy Incorporated board of directors from November 2000 to November 2013. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal serves as a member of the board of directors of The Advisory Board
Company, a research services company listed on the Nasdaq Global Select Market. He received a bachelor of science degree in electrical engineering from the Massachusetts Institute of Technology and a master of science in computer science degree from the Johns Hopkins University. The board of directors believes that Mr. Bansal’s experience in working with entrepreneurial companies and his particular familiarity with technology companies allow him to make valuable contributions to the board of directors.

Tony Florence Age: 45	Tony Florence has served as a director of our company since July 2011. Mr. Florence is a General Partner of the venture capital firm New Enterprise Associates, or NEA, which he joined in 2008. He co-leads NEA’s Venture Growth Equity investment practice as well as the firm’s Consumer Internet effort. Mr. Florence currently serves as a director of several private companies. Prior to joining NEA, Mr. Florence was a Managing Director at Morgan Stanley and was Head of Technology Banking in New York, and was also a member of the North American Management Committee for investment banking. Mr. Florence received a bachelor of arts degree in economics and a master of business administration degree from Dartmouth College. The board of directors believes that Mr. Florence’s broad investment experience in the technology industry allows him to make valuable contributions to the board of directors.

Jeffrey Lieberman Age: 39	Jeffrey Lieberman has served as a member of our board of directors since July 2011. Mr. Lieberman is a Managing Director of the venture capital firm Insight Venture Management, LLC, or Insight, where he has been employed since June 1998. Prior to joining Insight, Mr. Lieberman was a management consultant at the New York office of McKinsey & Company, where he focused on strategic and operating issues in the financial services, technology and consumer products industries. Mr. Lieberman currently serves as a director of Shutterstock, Inc., a public company, and as a director of several private companies. Mr. Lieberman holds a bachelor of applied science degree in systems engineering and a bachelor of arts degree in economics from the University of Pennsylvania. The board of directors believes that Mr. Lieberman’s broad investment experience in the technology industry allows him to make valuable contributions to the board of directors.

Kevin Parker Age: 54	Kevin T. Parker has been a director since July 2013. Mr. Parker is a co-Founder and managing principal of Bridge Growth Partners. Bridge Growth Partners, LLC is a structured growth-oriented private equity firm that focuses on investments in the technology and financial services sectors. Mr. Parker served as President and Chief Executive Officer of Deltek, Inc., a provider of enterprise software applications, from June 2005 to December 2012 and as Chairman of the board of directors of Deltek from April 2006 to December 2012. As Deltek’s Chief Executive Officer, Mr. Parker was named Ernst & Young Entrepreneur of the Year 2012 in the software services category in Greater Washington, D.C. Prior to joining Deltek, Mr. Parker served as Co-President of PeopleSoft, Inc., an enterprise application software company, from October 2004 to December 2004, as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004, and as Senior Vice President and Chief Financial Officer of PeopleSoft from October 2000 to December 2001. Prior to joining PeopleSoft, Mr. Parker served as Senior Vice President and Chief Financial Officer from 1999 to 2000 at Aspect Communications Corporation, a customer relationship management software company. Mr. Parker currently serves as Chairman of the board of directors of Polycom, Inc., a publicly-traded provider of unified communications and collaboration solutions for voice and video collaboration. Mr. Parker holds a bachelor of science degree in accounting from Clarkson University and sits on its board of trustees. The board of directors believes that Mr. Parker’s experience as an audit committee financial expert and a recognized technology industry leader with significant senior management and operational experience allows him to make valuable contributions to the board of directors.

EXECUTIVE OFFICERS AND MANAGEMENT

Below is information, including biographical information, about our current senior executives (other than Mr. Aggarwal, whose biographical information appears above).

Name	Age(1)	Position
Peter Childs	50	Chief Financial Officer
Charles Ghoorah	44	Executive Vice President, Sales and Marketing
Brian Ludwig	39	Senior Vice President, Sales
Bharet Malhotra	39	Senior Vice President, Sales
David Quattrone	41	Chief Technology Officer
Lawrence Samuelson	44	General Counsel and Corporate Secretary
Dwayne Sye	40	Chief Information Officer

(1)	As of April 11, 2014.

Peter L. Childs is our Chief Financial Officer. Prior to joining Cvent in November 2012, Mr. Childs was the Chief Accounting Officer and Controller at Towers Watson & Co., a human capital and financial management consulting firm from 1999 to 2012. Prior to joining Towers Watson, Mr. Childs served as the vice president of finance and treasurer at HCR Manor Care. Mr. Childs received a bachelor of science degree from Brigham Young University and a master of business administration degree from George Washington University.

Charles V. Ghoorah is a co-founder of our company. From 1999 to 2002, he served as our Senior Vice President of Sales and Marketing, and from 2003 to present, he has served as our Executive Vice President of Sales and Marketing. Prior to joining Cvent, Mr. Ghoorah was an associate with Hale & Dorr, an associate director with the Advisory Board Company and an attorney with Williams & Connolly. Mr. Ghoorah received bachelor of arts, master of arts and juris doctor degrees from Duke University.

Brian Ludwig has been with our company since 2000. From 2000 to 2005, he served as a Sales Executive; from 2005 to 2007, he served as a Director of Sales; from 2007 to 2012, he served as a Vice President of Sales; and he currently serves as a Senior Vice President of Sales. Mr. Ludwig oversees the sales for our event and mobile divisions. Prior to joining Cvent, Mr. Ludwig worked as a sales director for Lutron Electronics, Inc. Mr. Ludwig received a bachelor of business administration degree from Emory University and a master of business administration degree from the University of Maryland.

Bharet Malhotra has been with our company since 2000. From 2000 to 2005, he served as a Sales Executive; from 2005 to 2007, he served as a Director of Sales; from 2007 to 2012, he served as a Vice President of Sales; and he currently serves as a Senior Vice President of Sales. Mr. Malhotra oversees the sales for our CSN division, account management and ticketing divisions. Prior to joining Cvent, Mr. Malhotra worked as a manager for WorldCom and as an investment banker for Salomon Smith Barney. Mr. Malhotra received a bachelor of science degree from Duke University.

David Quattrone is a co-founder of our company. From 1999 to 2002, he served as the Director of Product Development; from 2003 to 2008, he served as the Vice President of Product Development; and from 2008 to present, he has served as the Chief Technology Officer. Prior to joining Cvent, Mr. Quattrone worked at First Consulting Group, E.J. Bell Systems and co-founded Network Resources Group. Mr. Quattrone received bachelor of science degrees in electrical engineering and economics from the University of Pennsylvania and a master of business administration degree from the University of Maryland.

Lawrence J. Samuelson became our Vice President, General Counsel and Corporate Secretary in June 2013. Prior to joining Cvent, from 2011 through 2013, Mr. Samuelson served as the Vice President, Deputy General Counsel and Corporate Secretary of NeuStar, Inc., an information services and analytics company. From 2009 through 2010, Mr. Samuelson was the Assistant General Counsel and Assistant Secretary of DynCorp International, Inc., a government contractor. From 2008 through 2009, he served as the Deputy General Counsel of Enterra Solutions, LLC, a SaaS start-up. He was also an associate at Fried Frank Harris Shriver and Jacobson. Mr. Samuelson received a bachelor of arts degree from Tufts University, a master of international affairs from Columbia University and a juris doctor degree from Boston University.

Dwayne J. Sye is a co-founder of our company. From 1999 to 2002, he served as the Director of Technology; from 2003 to 2008, he served as the Vice President of Technology; and from 2008 to present, he has served as the Chief Information Officer. Prior to joining Cvent, Mr. Sye was a consultant with MicroStrategy and Ernst & Young. Mr. Sye received a bachelor of science degree in engineering from the University of Pennsylvania.

ITEM 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP to serve as our independent registered public accounting firm for 2014.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on the Company’s independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of KPMG LLP are expected to be present at the Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2014.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the year ended December 31, 2013 and fees billed for audit-related, tax, and other services rendered by KPMG LLP during those periods. All of these fees were approved by the Audit Committee.

	2013	2012
Audit fees(1)	$1,616,106	$175,542
Audit-related fees(2)	—	39,783
Tax fees(3)	—	3,276
All other fees	—	—
Total fees	$1,616,106	$218,601

(1)	Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements included in our registration statements on Form S-1 and Form S-8 and our Annual Report on Form 10-K, and review of the unaudited quarterly financial statements included in our quarterly reports on Form 10-Q. Audit fees also include fees paid in connection with the statutory audit of our Indian subsidiary.
(2)	Audit-related fees primarily consisted of acquisition-related tax due diligence.
(3)	For fiscal 2012, tax fees were comprised of fees related to tax planning and advice for our India operations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the Audit Committee Charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work, subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Audit Committee Report

Cvent’s management is responsible for Cvent’s financial statements, internal controls and financial reporting process. Cvent’s independent registered public accounting firm, KPMG LLP, is responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those consolidated audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee has been established for the purpose of representing and assisting the Board of Directors in overseeing Cvent’s accounting and financial reporting processes and audits of Cvent’s annual financial statements and internal control over financial reporting, including the integrity of Cvent’s financial statements, Cvent’s compliance with legal and regulatory authority requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of Cvent’s internal audit function and the independent registered public accounting firm. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is in fact “independent” under applicable rules.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Standard No. 16 “Communications with Audit Committee”. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm regarding its communications with the Audit Committee concerning independence, as required by applicable requirements of the PCAOB, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The Audit Committee:

Kevin Parker, Chair

Tony Florence

Jeffrey Lieberman

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2015 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 8180 Greensboro Drive, Suite 900, McLean, Virginia 22102, to the attention of the Corporate Secretary, no later than January 1, 2015.

Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at the 2015 Annual Meeting of Stockholders rather than for inclusion in the proxy materials, or would like to nominate a person as a candidate for election to the Board at the 2015 Annual Meeting of Stockholders, the stockholder must follow certain procedures contained in our bylaws. Stockholders may request a free copy of our bylaws from:

Cvent, Inc.

Attn: Corporate Secretary

8180 Greensboro Drive, Suite 900

McLean, VA 22102

Under the bylaws, notice of a nomination or other business must be delivered to the Corporate Secretary no later than the close of business on March 17, 2015 and no earlier than the close of business on February 15, 2015. If the date of our 2015 Annual Meeting of Stockholders is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the date of the 2014 Annual Meeting of Stockholders, notice must be delivered to the Corporate Secretary not later than the close of business on the later of the 90th day prior to the 2015 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the meeting is first made. Nominations and the proposal of other business also must satisfy other requirements set forth in the bylaws. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal or nomination not made in compliance with the foregoing procedures.

If a stockholder fails to comply with the forgoing deadlines established under the bylaws, the Company will have discretionary authority to vote shares under proxies we solicit when and if the nomination or other business is raised at the Annual Meeting of Stockholders and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments or postponements.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. Although we do not household for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that the broker will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify us by calling (703) 226-3500 or by sending a written request to 8180 Greensboro Drive, Suite 900, McLean, Virginia 22102, Attention: Corporate Secretary, and we will promptly deliver a separate copy of our annual report and proxy statement. If you are receiving multiple copies of the annual report and proxy statement and wish to receive only one, please notify your broker.

ANNUAL MEETING OF STOCKHOLDERS OF

CVENT, INC.

June 10, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18474/
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20230000000000000000 0	061014

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2014.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Reggie Aggarwal O Kevin Parker
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	If you do not properly sign and return a proxy or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

	0	■

	CVENT, INC.

	Proxy for Annual Meeting of Stockholders on June 10, 2014 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Reggie Aggarwal and Lawrence Samuelson, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Cvent, Inc., to be held June 10, 2014 at 8200 Greensboro Drive, McLean, VA 22102 at 5:30 P.M. Eastern Time, and at any adjournments or postponements thereof, as follows:

	(Continued and to be signed on the reverse side.)

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